                                 Exhibit 23.1
                                 ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Charles E. Smith Residential Realty, Inc.'s previously filed Registration Statement File No. 33-82382, Registration Statement File No. 33-93986, Registration Statement File No. 33-80835, Registration Statement File No. 333-340, Registration Statement File No. 333-8129, Registration Statement File No. 333-17053, Registration Statement File No. 333-39513, Registration Statement File No. 333-39691, Registration Statement File No. 333-66669, Registration Statement File No. 333-61405, Registration Statement File No. 333-66083, Registration Statement File No. 333-70611, Registration Statement File No. 333-67421, Registration Statement File No. 333-82861, Registration Statement File No. 333-93159, Registration Statement File No. 333-93541, Registration Statement File No. 333-94881, Registration Statement File No. 33-75288, Registration Statement File No. 333-34218, Registration Statement File No. 333-41456, Registration Statement File No. 333-41586, Registration Statement File No. 333-43608, and Registration Statement File No. 333-41588.


                                                        /s/ ARTHUR ANDERSEN LLP


Vienna, Virginia
March 20, 2001

                                      E-5